SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 27, 1999



                            ELECTRONIC CLEARING HOUSE, INC.

             (Exact name of registrant as specified in its charter)



  NEVADA                              0-15245                 93-0946274
(State or other jurisdiction        (Commission              (IRS Employer
  of incorporation)                   File Number)         Identification No.)



         28001 Dorothy Drive,    Agoura Hills, California            91301
              (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code (818) 706-8999


------------------------------------------------------------------------------


The undersigned registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated May 11, 1999 in connection with the acquisition of Magic Software Development, Inc., hereby amends the following item or other portions of such Current Report on form 8-K set forth in the pages attached hereto.






ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The financial statements and information in the following table of contents and attached hereto are hereby filed with the Commission in accordance with the above-referenced item.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following financial statements of the Magic Software Development, Inc. ("Magic") are submitted herewith on the indicated pages:


                                                       PAGE NO.

Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . .5

Balance Sheet -
  December 31, 1998 and March 31, 1999 (unaudited) . . . . . . . . . . . . . .6

Statements of Operations -
  For the year ended December 31, 1998 and for the three months ended March 31, 1998 and 1999 (unaudited). . . . . . . . . . . . . . . . . .8

Statement of Changes in Stockholders' Equity -
  For the year ended December 31, 1998 . . . . . . . . . . . . . . . . . . . .9

Statement of Cash Flows -
  For the year ended December 31, 1998 and for the three months ended March 31, 1998 and 1999 (unaudited). . . . . . . . . . . . . . . . . 10

Notes to Financial Statements -
  For the year ended December 31, 1998 . . . . . . . . . . . . . . . . . . . 11


(b)  PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma combined financial information of Electronic Clearing House, Inc. ("ECHO" and/or the "Registrant") and Magic are submitted herewith on the indicated pages.













                                                                       PAGE NO.


Pro Forma Combined Balance Sheet at March 31, 1999 (unaudited) . . . . . . . 19
Pro Forma Combined Statements of Operations:
  For the year ended September 30, 1998 (unaudited). . . . . . . . . . . . . 21
  For the six months ended March 31, 1999 (unaudited). . . . . . . . . . . . 22
Notes to Pro Forma Combined Financial Data (unaudited) . . . . . . . . . . . 23
Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

The unaudited pro forma combined balance sheet of the Registrant as of March 31, 1999 reflects the financial position of the Registrant after giving effect to the acquisition of Magic discussed in Item 2 and assumes the acquisition took place on March 31, 1999 and was accounted for as a purchase. The unaudited pro forma combined statements of operations for the fiscal year ended September 30, 1998 assume that the acquisition occurred on October 1, 1997, and are based on the operations of Registrant for the year ended September 30, 1998 and for the year ended December 31, 1998 of Magic. The unaudited pro forma combined statements of operations for the six months ended March 31, 1999 are based on the operations of Registrant for the six month period ended March 31, 1999 and based on the operations of Magic for the three month period ended March 31, 1999.

The unaudited pro forma combined financial statements have been prepared by Registrant based on historical information, preliminary estimates and assumptions management deems appropriate. The unaudited pro forma combined financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Registrant, or of the financial position or results of operations of Registrant that would have actually occurred had the transaction been in effect as of the date or for the periods presented.

The unaudited pro forma combined financial statements should be read in conuunction with the Registrant's 1998 Annual Report on Form 10-K and the historical Magic financial statements included in Item 7(a) in this Current Report on Form 8-K/A.

The acquisition of Magic was facilitated by the issuance (or potential issuance) of shares of ECHO common stock as follows:

                                                  SHARES         $ VALUES
Total ECHO shares/purchase value exchange
  for all of the outstanding capital stock
  of Magic                                        1,000,000      $2,000,000

Reserved for contingent issuance against
  satisfaction of future Company performance      1,000,000

Direct cost of acquisition                                           63,000

                                                                 $2,063,000








(c) EXHIBITS.



EXHIBIT
  NO.     DESCRIPTION

 *2.1 Merger Agreement and Plan of Reorganization, dated April 20, 1999, by and among Electronic Clearing House, Inc., Electronic Acquisition Corporation and Magic Software Development, Inc.

 23.1     Consent of Atkinson & Co., Ltd.

*99.1     Press Release dated April 29, 1999.


---------------------------------------

* Incorporated by reference to the same numbered exhibit to the Company's Current Report on Form 8-K dated April 27, 1999, filed with the Securities and Exchange Commission on May 11, 1999.





























REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Magic Software Development, Inc.


We have audited the accompanying balance sheet of Magic Software Development, Inc. (a New Mexico "S" Corporation) as of December 31, 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magic Software Development, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        Atkinson & Co., Ltd.

Albuquerque, New Mexico
May 28, 1999

                        Magic Software Development, Inc.


                                  BALANCE SHEET


                                     ASSETS
                                                       UNAUDITED
                                       December 31,  (note B)
                                             1998   March 31, 1999

CURRENT ASSETS
  Cash (note A4)                         $57,663      $11,163
  Trade receivables (notes A5,
     A6 and G1)                           77,539       47,871

       Total current assets              135,202       59,034

PROPERTY AND EQUIPMENT (note A7)
  Computers and equipment                 90,477       91,317
  Computer software                       14,531       14,531
  Furniture and fixtures                   5,854        9,208

                                         110,862      115,056

       Less accumulated depreciation     (52,595)     (58,703)

                                          58,267       56,353

INVESTMENT (notes A3, A8 and G1)          40,000       40,000

OTHER ASSETS
  Deposits                                 5,548        5,548
  Computer software (note A9)               -            -

                                           5,548        5,548




                                       $ 239,017    $ 160,935
















                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         UNAUDITED
                                         December 31,   (note B)
                                               1998    March 31, 1999

CURRENT LIABILITIES
  Accounts payable                     $    43,654   $     2,603
  Accrued expenses and liabilities          20,871        18,346
  Accrued interest expense (note G2)         4,364         5,561
  Current maturities of long-term
    note payable to bank (note D)            7,564         7,769
  Deferred revenue (note C)                 50,000        50,000
  Due to related party (note G1)             1,100         1,100

       Total current liabilities           127,553        85,379

LONG-TERM DEBT (note D)
  Note payable to bank, less current
    maturities                              17,709        15,616
  Notes payable to related parties
    (note G2)                               50,410        50,410

                                            68,119        66,026

       Total liabilities                   195,672       151,405

COMMITMENTS AND CONTINGENCIES
  (notes C and E)

STOCKHOLDERS' EQUITY
  Common stock, par value $1 per share,
   10,000 shares authorized, 136 shares
   issued, 100 shares outstanding              136           136
  Additional paid-in capital                69,964        69,964
  Retained earnings (deficit)               11,754       (22,061)

                                            81,854        48,039

  Less treasury stock at cost,
    36 common shares                       (38,509)      (38,509)

          Total stockholders' equity        43,345         9,530

                                        $  239,017     $ 160,935








    The accompanying notes are an integral part of this financial statement.

                        Magic Software Development, Inc.

                             STATEMENT OF OPERATIONS



                                                       UNAUDITED
                                Year ended             (note B)
                               December 31,   For The Three Months Ended
                                   1998      March 31, 1998   March 31, 1999

Revenue (notes A5, A12,
  F and G1)                    $570,645       $114,572        $132,831

Cost of sales (note F)          264,434         35,513          68,934

     Gross profit               306,211         79,059          63,897

Selling, general and
  administrative expenses
  (note A14)                    313,661         89,472         100,747

     Loss from operations        (7,450)       (10,413)        (36,850)

Other income (expense)
  Interest income                 2,387            647             595
  Interest expense               (5,672)        (1,563)         (1,830)
  Other                           3,941           -              4,270

                                    656           (916)          3,035

     NET LOSS (note A14)        $(6,794)      $(11,329)       $(33,815)


NET LOSS PER COMMON
   SHARE (note A15)             $(67.94)      $(113.29)       $(338.15)








    The accompanying notes are an integral part of this financial statement.

                        Magic Software Development, Inc.


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY







               Common Stock    Treasury Stock   Additional
                                                  Paid-In Retained
              Shares  Amount  Shares   Amount     Capital Earnings      Total

Balance,
December 31,
1997           100    $136      36   $(38,509)  $69,964  $18,548      $50,139

Net loss       -        -      -          -         -     (6,794)      (6,794)

Balance,
December 31,
1998           100    $136      36   $(38,509)  $69,964  $11,754      $43,345
















    The accompanying notes are an integral part of this financial statement.

                        Magic Software Development, Inc.

                             STATEMENT OF CASH FLOWS

                           Increase (decrease) in cash

(CAPTION>
                                                            UNAUDITED
                                       Year ended           (note B)
                                         Dec 31,   For The Three Months Ended
                                           1998    Mar 31, 1998  Mar 31, 1999

Cash flows from operating activities
  Net loss                              $(6,794)   $(11,329)     $(33,815)
  Adjustments to reconcile net loss to
     net cash provided by (used in)
       operating activities:
      Depreciation                       12,912       2,288         6,108
      Net changes in operating assets
       and liabilities:
        (Increase) decrease in trade
         receivables                    (28,667)     10,059        29,668
        Increase in other noncurrent
         assets                          (1,848)       -             -
        Increase (decrease) in accounts
         payable                         35,999       4,149       (41,051)
        Decrease in accrued expenses and
          liabilities                    (2,135)     (7,809)       (2,525)
        Increase (decrease) in accrued
          interest expense               (3,748)     (1,438)        1,197
        Increase in deferred revenue     30,000        -             -
        Increase in other current
          liabilities                     1,100        -             -

            Net cash provided by (used
              in) operating activities   36,819      (4,080)      (40,418)

Cash flows from investing activities:
  Purchases of property and equipment   (46,377)     (1,989)       (4,194)

            Net cash used in investing
             activities                 (46,377)     (1,989)       (4,194)

Cash flows from financing activities:
  Proceeds from issuance of note
   payable                               25,273        -             -
  Principal payments on notes payable    (2,580)       -           (1,888)


            Net cash provided by (used in)
              financing activities       22,693        -           (1,888)

NET INCREASE (DECREASE) IN CASH          13,135      (6,069)      (46,500)

Cash, beginning of period                44,528      44,528        57,663

Cash, end of period                   $  57,663   $  38,549     $  11,163

Cash paid for interest                $   9,420   $   3,000     $     633






    The accompanying notes are an integral part of this financial statement.

                        Magic Software Development, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1998


NOTE A - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  1. Nature of Operations

  Magic Software Development, Inc. (the Company) was incorporated under the laws of the State of New Mexico in April, 1992. The Company's primary operations consist of providing transaction processing services such as check verification, check re-presentment, and private-label credit card processing. From time to time, the Company also sells vendor computer
  hardware and software, on a direct-shipment basis.   Transaction processing
  services utilize the Company's internally developed software programs, which operate on a network to provide processing services to customers throughout the United States.

  2. Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Significant estimates include depreciable lives assigned to fixed assets for purposes of depreciation, and allocation of personnel costs to costs of sales and research and development expense. Actual results could differ from those estimates. Management believes that all recorded estimates are reasonable.

  3. Fair Value of Financial Instruments

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Current Assets and Current Liabilities
     Carrying amounts of cash, trade receivables, accounts payable, accrued expenses and liabilities, deferred revenue and current maturities of long-term debt approximate fair value due to the short maturities of these instruments.

     Long-Term Investment
     As there is no quoted market price for the Company's investment in a closely-held corporation, a reasonable estimate of fair value could not be made without incurring excessive costs. This investment is carried at its original estimated cost of $40,000.


     Long-Term Debt
     The fair value of the Company's long-term debt amounted to $68,119 as of December 31, 1998, based on the current rates offered to the Corporation for debt of the same remaining maturities.


   4.   Cash

  The Company's cash depository accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The balance of these accounts may at times exceed the federally insured amount. The Company has not experienced, and believes it is not exposed to, significant credit risk from these depository accounts.

  5.   Concentrations of Credit Risk

  Trade receivables subject the Company to a concentration of credit risk with one customer. Revenues totaling $500,149 (88% of total revenue) were earned on transactions with one customer and as of December 31, 1998, $41,661 (54% of total accounts receivable) was due from this customer. Generally, collateral is not required on receivables and credit losses have been within management's expectations. (See also note G1).

  6. Trade Receivables

  The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been provided.

  7. Property and Equipment

  Property and equipment are carried at historical cost. Depreciation on fixed assets is provided using the straight-line method in amounts sufficient to relate the cost of assets over their estimated useful lives. Estimated useful lives are as follows:

  Computers and equipment     3-5 years
  Computer software           3 years
  Furniture and fixtures      5 years

  8. Investment

  The Company holds an investment in a closely-held corporation, which is carried at cost. (See also note G1).Magic Software Development, Inc.


  9. Computer Software

  The Company accounts for the costs of developing computer software to be marketed in accordance with Statement of Financial Accounting Standard No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" (SFAS 86). SFAS 86 calls for capitalization of all costs incurred after establishment of a software product's technological feasibility and before the product is available for general release to customers. As these events were coincident for all software products developed and sold by the Company through December 31, 1998, no amount has been capitalized as an intangible software asset. The Company's check verification software technology that is integral to a significant portion of current processing revenue was contributed to the Company at inception. No value was recorded for this software due to the inability to estimate a value and to the business uncertainty of the new venture.

  10.   Income Taxes

  The Company is organized as a Sub Chapter "S" Corporation; therefore income tax obligations of the Company are passed on to the shareholders of the Company. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

  11.   Additional Paid-In Capital
  Upon the Company's inception (April 1992) and as subsequently resolved by the Board of Directors, four shareholders (representing 93% of the total ownership as of December 31, 1998) received no compensation for services rendered to the Company. Beginning in April 1995, at various dates through June 1996 and continuously thereafter, these shareholders began receiving salaries for services rendered. No imputed value has been recorded for services contributed by these shareholders during the noted time periods.

  12.   Revenue Recognition

  Service fee revenues are recognized as services are rendered, based on established transaction fee rates. Revenue from sales of computer hardware and software are recognized at the time the goods are shipped. Magic Software Development, Inc.

  13.   Research and Development Costs

  SFAS 86 defines all costs incurred to establish the technological feasibility of a computer product to be sold, leased or otherwise marketed as research and development costs. The Company expenses research and development costs as incurred. Research and development expense for 1998 totaled $140,226, and is included in selling, general and administrative expenses in the accompanying statement of operations.

  14.  Other Comprehensive Income

  For the year ended December 31, 1998, the Company had no changes in equity which constitute components of other comprehensive income.

  15.  Earnings Per Common Share

  Basic earning per common share for the year ended December 31, 1998 is calculated as follows:




      Net Loss                   Shares          Per-Share
     (Numerator)              (Denominator)      Amount

     $6,794                        100           $67.94
       -------                  --------         -----------

NOTE B - UNAUDITED INTERIM STATEMENTS

  The accompanying unaudited financial statements of Magic Software Development, Inc. have been prepared in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission regulations for interim financial information. These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. It is presumed that users of this interim financial information have read or have access to the audited financial statements for the preceding fiscal year contained in Item 7(a) in this Current Report on Form 8-K/A report. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.


NOTE C - DEFERRED REVENUE

  During 1997, the Company entered into an exclusive Processing and Marketing Joint Venture Agreement (the Agreement) with another party. Pursuant to the Agreement, the Company received $50,000 in prepaid processing fees, which are to be applied to revenues subsequently generated under the Agreement terms. The other party to the Agreement defaulted on its prepayment obligations in July, 1998, and this breach of contract was not cured as of the date of this report. Due to the ambiguity of the Agreement with regard to events of default, the resolution of the default has not yet been determined by the parties, and the ultimate realization of the related deferred revenue is uncertain.

NOTE D - NOTES PAYABLE

  The Company had the following notes payable as of December 31, 1998:

  9.50% note payable to an individual,
     due April 1, 2000.  Unsecured.
     Personally guaranteed by certain
     shareholders.  (See also note G2).           $   35,490

  Variable annual rate (10.75% @ December 31,
     1998) note payable to bank in monthly
     installments of $826, including interest,
     through December 18, 2001. Secured by computer
     equipment. Personally guaranteed by certain
     shareholders.                                    25,273

  9.50% note payable to an individual, due
     April 1, 2000. Unsecured.  (See also note G2).   14,920

                                                      75,683
       Less current maturities of note
         payable to bank                              (7,564)

                                                  $   68,119

  Future principal maturities of notes payable are as follows:

               1999                               $    7,564
               2000                                   58,828
               2001                                    9,291

                                                  $   75,683


NOTE E - COMMITMENTS AND CONTINGENCIES

  For the year ended December 31, 1998, the Company leased its office facilities under certain long-term operating leases, which were consolidated into one long-term operating lease on October 1, 1998. The consolidated lease, which expires September 30, 2000, includes scheduled rent escalations and a renewal option. The lease is personally guaranteed by certain shareholders. Rent expense under long-term operating leases totaled $49,848 for 1998. Future minimum lease payments under the October 1, 1998 lease are as follows:

               1999                               $   66,802
               2000                                   51,102

                                                  $  117,904


NOTE F - REVENUES AND COST OF SALES

  Revenues and related cost of sales for the year ended December 31, 1998 are comprised of the following:




                                                        Cost
                                        Revenue     of Sales

  Check verification services        $  468,308   $  160,215
  Sales of computer hardware
     and software                        61,544       54,706
  Check re-presentment services          22,388       44,896
  Private label credit card
     processing                           9,408        4,617
  Other                                   8,997         -

                                     $  570,645   $  264,434


NOTE G - RELATED PARTY AND INVESTEE TRANSACTIONS

   1. Transactions with Investee

  The Company owns a 10% interest in National Check Network, Inc. (NCN), a closely-held corporation. Additionally, during 1998 and through May 1999, the President of the Company served on the Board of Directors of NCN. Balances and transactions related to NCN as of and for the year ended December 31, 1998 are as follows:

        Sales
     Sales of check verification services and computer hardware and software to NCN totaled $500,149 for the year ended December 31, 1998.

     Purchases
     Purchases of goods and services from NCN for the year ended December 31, 1998 amounted to $3,302.

     Trade Receivables
     The Company's trade receivable balance from NCN as of December 31, 1998 was $41,661.

     Operating Assets
     The Company provided check verification services to NCN under an exclusive licensing agreement through April 1998. The agreement was not renewed by the Company through notification to NCN under certain provisions of the agreement. The Company continued to provide check verification services to NCN for the remainder of 1998 on a month-to-month basis. The parties are negotiating a new agreement as of the date of these financial statements. The company uses NCN's network hardware equipment to perform check verification and card processing transactions. The equipment is located in the Company's offices. No usage fees are charged to the Company by NCN for use of the computer equipment, and no storage fees are charged to NCN by the Company for the use of the Company's office space.

     Sublease
     During 1998, the Company entered into a cancelable month-to-month lease agreement with NCN whereby NCN subleases certain office space from the Company. The sublease calls for monthly rental payments of $1,100 from NCN and a refundable rent deposit of $1,100. In 1998, the Company recorded rental income of $3,300 pursuant to this arrangement.

   2. Notes Payable to Members of Certain Shareholders' Immediate Family

  The Company has two notes payable to members of certain shareholders' immediate family (see note D) which bear interest at an annual rate of 9.5%. No payments were made on these notes through December 31, 1996. Beginning in January 1997, and continuing through December 1998, the Company made monthly payments of $500 on each note, which payments were applied first to the outstanding accrued interest.

  Total interest expense incurred on these notes payable during 1998 was $5,672, and related accrued interest payable as of December 31, 1998, amounted to $4,364. Pursuant to the terms of the acquisition of the Company in April, 1999 (see note H), the remaining principal and accrued interest on these notes is due in full on April 20, 2000.

NOTE H - SUBSEQUENT EVENTS

  On April 20, 1999, Electronic Clearing House, Inc. (ECHO) acquired the Company. Through merger and subsequent reorganization with ECHO Acquisition Corporation, (EAC) (a 100% owned subsidiary of ECHO), all of the Company's assets were exchanged for 1,000,000 shares of ECHO common stock and up to 1,000,000 additional shares may be issued contingent on future Company performance. The Company is the surviving member of the merger with EAC, and its succeeds to EAC's rights, assets, liabilities and obligations as a 100%-owned subsidiary of ECHO.




Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) PRO FORMA FINANCIAL DATA

                         ELECTRONIC CLEARING HOUSE, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                                 March 31, 1999
                                   (Unaudited)


                                   HISTORICAL               PRO FORMA
                                 ECHO      MAGIC  ADJUSTMENT        COMBINED
                                                   (NOTE 1)

Current assets:
 Cash and cash equivalents  $2,370,000 $  11,000       $         $2,381,000
 Restricted cash               554,000                              554,000
 Accounts receivable less
   allowance                 1,869,000    48,000                  1,917,000
 Inventory less allowance      578,000                              578,000
 Prepaid expenses and
   other assets                 47,000                               47,000
 Notes receivable from
   stockholders and related
   parties less allowance       27,000                               27,000

   Total current assets      5,445,000    59,000             -    5,504,000

Noncurrent assets:
 Long term receivables         329,000                              329,000
 Property and
  equipment, net             1,707,000    56,000                  1,763,000
 Investment                               40,000                     40,000
 Real estate held for
  investment, net              252,000                              252,000
 Goodwill -
  Magic acquisition                              (d) 1,990,000    1,990,000
 Other assets, net             939,000     6,000 (c)    48,000      993,000

   Total assets             $8,672,000 $ 161,000    $2,038,000  $10,871,000






LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Short-term borrowings and current
  portion of long-term debt  $  91,000  $  8,000                $    99,000
 Accounts payable              146,000     2,000                    148,000
 Accrued expenses              763,000    24,000  (c)   48,000      835,000
 Deferred income                21,000    50,000                     71,000
 Due to related party                      1,000                      1,000

   Total current liabilities 1,021,000    85,000        48,000    1,154,000

Long-term debt                 627,000    66,000                    693,000

   Total liabilities         1,648,000   151,000        48,000    1,847,000

Stockholders' equity:
 Convertible preferred stock     2,000                                2,000
 Common stock                  180,000           (a)    10,000      190,000
 Additional paid-in capital 14,593,000    70,000 (a) 1,990,000   16,583,000
                                                 (b)   (70,000)




Accumulated deficit         (7,751,000)  (22,000)(b)    22,000   (7,751,000)

                             7,024,000    48,000     1,952,000    9,024,000

 Less treasury stock                     (38,000)(b)    38,000

   Total stockholders'
    equity                   7,024,000    10,000     1,990,000    9,024,000

   Total liabilities and
    stockholders' equity  $  8,672,000 $ 161,000  $  2,038,000 $ 10,871,000










  See accompanying notes to unaudited pro forma combined financial statements.

                         ELECTRONIC CLEARING HOUSE, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                   (Unaudited)



                                     HISTORICAL                PRO FORMA
                                  ECHO       MAGIC     ADJUSTMENT   COMBINED
                                       (NOTE 2)         (NOTE 2)


Revenues:
  Bankcard processing
   revenue                   $12,189,000                         $12,189,000
  Bankcard transaction fees    6,584,000                           6,584,000
  Terminal sales and lease
   revenue                     2,055,000                           2,055,000
  Other revenue                  235,000    571,000                  806,000

                              21,063,000    571,000               21,634,000

Costs and expenses:
  Bankcard processing and
   transaction expense        13,730,000                          13,730,000
  Cost of terminals sold
   and leased                  1,519,000                           1,519,000
  Other operating costs          837,000   264,000                 1,101,000
  Selling, general and
   administrative              3,766,000   314,000                 4,080,000

                              19,852,000   578,000                20,430,000

   Income (loss) from
    operations                 1,211,000    (7,000)                1,204,000

Interest income                  118,000     2,000                   120,000
Interest expense                (104,000)   (6,000)                 (110,000)
Other                            (35,000)    4,000                   (31,000)
Amortization of goodwill                           (a)  (199,000)   (199,000)

   Income (loss) before
    provision for income tax   1,190,000    (7,000)                  984,000

Provision for income taxes       (36,000)                            (36,000)

   Net income (loss)        $  1,154,000$   (7,000)  $  (199,000)$   948,000

   Earnings per share -
    basic                     $    0.077                           $   0.059
   Shares used in computing
   earnings per share -
   basic                      14,974,000               1,000,000  15,974,000

   Earnings per share -
   diluted                    $    0.053                           $   0.042
   Shares used in computing
   earnings per share -
   diluted                    21,834,000               1,000,000  22,834,000






       See accompanying notes to pro forma combined financial statements.

                         ELECTRONIC CLEARING HOUSE, INC.


                   PRO FORMA COMBINED STATEMENT OF OEPRATIONS
                     FOR THE SIX MONTHS ENDED MARCH 31, 1999
                                   (Unaudited)


                                      HISTORICAL                PRO FORMA
                                   ECHO       MAGIC     ADJUSTMENT   COMBINED
                                        (NOTE 2)         (NOTE 2)

Revenues:
  Bankcard processing
    revenue                   $ 6,449,000                         $ 6,449,000
  Bankcard transaction fees     3,539,000                           3,539,000
  Terminal sales and lease
    revenue                     1,569,000                           1,569,000
  Other revenue                   268,000   133,000                   401,000

                               11,825,000   133,000                11,958,000

Costs and expenses:
  Bankcard processing and
   transaction expense          7,197,000                           7,197,000
  Cost of terminals sold
   and leased                     879,000                             879,000
  Other operating costs           447,000    69,000                   516,000
  Selling, general and
   administrative               2,610,000   101,000                 2,711,000

                               11,133,000   170,000                11,303,000

   Income (loss) from operations  692,000   (37,000)                  655,000

Interest income                    86,000     1,000                    87,000
Interest expense                  (49,000)   (2,000)                  (51,000)
Other                               4,000                   4,000
Amortization of goodwill                             (a) (100,000)   (100,000)

   Income (loss) before provision
    for income tax                729,000   (34,000)     (100,000)    595,000

Provision for income taxes        (27,000)                            (27,000)

   Net income (loss)           $  702,000 $ (34,000)  $  (100,000)  $ 568,000

   Earnings per share -
   basic                       $    0.042                           $   0.032
   Shares used in computing
   earnings per share -
   basic                       16,727,000               1,000,000  17,727,000

   Earnings per share -
   diluted                     $    0.031                           $   0.024
   Shares used in computing
   earnings per share -
   diluted                     22,925,000               1,000,000  23,925,000



       See accompanying notes to pro forma combined financial statements.


                         ELECTRONIC CLEARING HOUSE, INC.

                   NOTES TO PRO FORMA COMBINED FINANCIAL DATA
                                   (Unaudited)






Note 1 - Pro Forma Combined Balance Sheet Adjustments

The unaudited pro forma combined balance sheet adjustments have been prepared to reflect the acquisition by Electronic Clearing House, Inc. ("ECHO") of Magic Software Development, Inc. ("Magic") for an aggregate purchase price of approximately $2,000,000 in unregistered common stock and approximately $63,000 of estimated direct transaction costs, as if it occurred on March 31, 1999.

(a) Represents purchase price consideration paid in the form of 1,000,000 shares of unregistered ECHO common stock valued at $2.00 per share, representing a six-day average closing price for the period March 3 though March 10, 1999.

(b) Represents the elimination of Magic's historical stockholders' equity.

(c) Represents estimated direct transaction costs for legal, accounting and various acquisitions expenses.

(d) Represents estimated allocation of purchase price; assumes that the book value of Magic's historical tangible assets and liabilities at March 31, 1999 reflect the fair market value of such tangible assets and liabilities. The difference between the purchase price and the book value of the net assets acquired is recorded as goodwill and to be amortized over ten years.

Note 2 - Pro Forma Combined Statement of Operations Adjustments

The unaudited pro forma combined statements of operations for the fiscal year ended September 30, 1998 assume that the acquisition occurred on October 1, 1997, and are based on the operations of Registrant for the year ended September 30, 1998 and for the year ended December 31, 1998 of Magic. The unaudited pro forma combined statements of operations for the six months ended March 31, 1999 are based on the operations of Registrant for the six month period ended March 31, 1999 and based on the operations of Magic for the three month period ended March 31, 1999.

(e) Represents adjustment to reflect the amortization of goodwill as a result of the Magic acquisition based on a ten-year life.




                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                ELECTRONIC CLEARING HOUSE, INC.
                    (Registrant)




                By   \s\Alice L. Cheung
                     Alice L. Cheung, Treasurer &
                     Chief Financial Officer



Dated: July 8, 1999